UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 8, 2010

DSP GROUP, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-23006	94-2683643
(Commission File Number)	(I.R.S. Employer Identification No.)

2580 North First Street, Suite 460 San Jose, CA	95131
(Address of Principal Executive Offices)	(Zip Code)

408/986-4300

(Registrant’s Telephone Number, Including Area Code)

With a copy to:

Bruce Alan Mann, Esq.

Morrison & Foerster LLP

425 Market Street

San Francisco, CA 94105

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

Resignation of Eli Fogel as Chief Technology Officer

On July 8, 2010, DSP Group, Inc. (the “Company”) and Eli Fogel, the Company’s Chief Technology Officer, agreed to Mr. Fogel’s request to reduce his work time to 50% and him stepping down as the Company’s Chief Technology Officer. Mr. Fogel will transition into the role of Senior Vice President in the office of the Chief Technology Officer, reporting to the new Chief Technology Officer. In connection with these changes, Mr. Fogel’s Employment Agreement with DSP Group Ltd., the Israeli wholly-owned subsidiary of the Company, dated as of March 26, 2003 (the “Employment Agreement”) was amended, effective July 8, 2010, to provide that Mr. Fogel’s salary as defined in Section 2A of the Employment Agreement shall be reduced to a gross monthly amount of NIS 30,000 (approximately U.S.$7,750). A copy of the amendment to the Employment Agreement is attached hereto as Exhibit 10.1.

The Company thanks Mr. Fogel for his contributions to the Company over the years.

Appointment of Lior Blanka as Chief Technology Officer

The appointment of Lior Blanka as the Company’s new Chief Technology Officer will be submitted to the Board of Directors of the Company for approval at its next meeting. Mr. Blanka is presently the Corporate Vice President and Platform Division Manager of the Company. Mr. Blanka has more than 20 years experience in the wireless and SoC industries. He previously was employed at Intel as 3.5G cellular phone cross sites manager, and DSP Communications as CDMA phone reference design manager. Prior to that, he served as R&D department manager for military systems at Arit/Reshef, and project manager for security systems at the Israeli Ministry of Defense. Mr. Blanka earned a B.Sc. in Electrical Engineering from the Technion – Israel Institute of Technology.

There are no material plans, contracts or arrangements, or any material amendment thereto, between Mr. Blanka and the Company to which he is a party or in which he participates that is entered into in connection with his new proposed position with the Company. Any change to Mr. Blanka’s current compensation arrangement with the Company in light of his new proposed position will be determined by the Compensation Committee of the Board at its next meeting. Any change to Mr.Blanka’s current compensation arrangement will be publicly reported by the Company.

Other than Mr. Blanka’s current compensation arrangement with the Company, there are no related party transactions exceeding $120,000 between Mr. Blanka and the Company in which he has a direct or indirect material interest. There are no family relationships between Mr. Blanka and any director or executive officer of the Company.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits.

10.1	Amendment to Employment Agreement by and between DSP Group, Ltd. and Eli Fogel, effective as of July 8, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DSP GROUP, INC.

Date: July 9, 2010	By:	/s/ Dror Levy
Dror Levy Chief Financial Officer and Secretary

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